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                                                                      Exhibit 99

                 RED HAT  ACQUIRES PLANNING TECHNOLOGIES, INC,

             Acquisition of Professional Consulting Service Adds to
       Red Hat's Global Capabilities For End-to-End Open Source Solutions

RESEARCH TRIANGLE PARK, NC-- February 27, 2001 Red Hat, Inc. (Nasdaq:RHAT), the leader in developing, deploying and managing open source solutions, announced today that it has acquired Planning Technologies, Inc., an Atlanta-based Professional Consulting Service company that specializes in infrastructure consulting for a wide array of clients, including enterprise, service providers and government.

Planning Technologies, Inc. has over 200 professional engineers and consultants. More than 60 percent of the staff has more than 10 years of technical experience and the company has a proven methodology for helping customers develop, deploy and manage network architecture. PTI clients include AT&T, Nationwide Insurance, Home Depot, Delta Airlines, BellSouth and a variety of government agencies. This acquisition continues Red Hat's business strategy to offer a complete open source solution for software, from devices to mainframes, and a full range of global services with Red Hat Network as the backbone for deployment and management.

"Customers around the world have been looking to Red Hat as the global leader in open source solutions to help them develop and deploy open source throughout their Internet Infrastructure," said Matthew Szulik, president and CEO, Red Hat, Inc. "This acquisition adds to Red Hat's complete continuum of open source solutions and delivers customers the front end professional consulting services needed to make informed buying and deployment decisions about their network infrastructure."

"Red Hat has a tremendous vision, expertise and market lead as the platform for a new generation of Internet and post-PC solutions," said Jake Sanchez, CEO, Planning Technologies, Inc. "We are very excited to be able to leverage Red Hat's unique spectrum of open source solutions in providing even more comprehensive solutions for our customers."

The acquisition of PTI was made through a stock for stock exchange valued at $47 million and accounted for as a pooling of interests.

Red Hat, Inc.

Red Hat (Nasdaq:RHAT) offers users one single, trusted point of contact and a common platform for developing, deploying and managing open source across Internet infrastructure and devices that connect to the Internet, ranging from small embedded devices to high availability clusters and integrated Web server/e-commerce OSes. And the Red Hat Network, Red Hat's unique management technology, helps companies worldwide easily manage it all by delivering open source products, service, support and information on-line in real-time.

In addition to the award-winning Red Hat Linux server operating system, Red Hat offers Stronghold Secure Web Server, Interchange and Credit Card Verification Software for secure e-commerce, and is the principal provider of GNU-based developer tools and support solutions for
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a wide variety of embedded processors. Red Hat also provides run-time solutions such as Linux, eCos, Red Hat Embedded, the award-winning RedBoot, custom engineering services, support and training to organizations in all embedded and Linux markets.

Red Hat is headquartered in Research Triangle Park, N.C. and has offices worldwide. Please visit Red Hat on the Web at www.redhat.com. For investor inquiries, contact Gabriel Szulik at Red Hat, 919-547-0012.

About Planning Technologies, Inc.

Headquartered in Atlanta, PTI is a rapidly emerging network business consulting firm that focuses on assisting its clients with the building of their network infrastructure. PTI's world-class consulting and engineering practices focus on enterprise clients, both commercial and government as well as Communications Service Providers. Since its founding in 1992, PTI has grown to more than 200 employees, including more than 180 professional engineers and consultants, sixty percent of whom have more than 10 years of internetworking experience. For more information about PTI, visit www.planningtech.com.

LINUX is a trademark of Linus Torvalds. RED HAT is a registered trademark of Red Hat, Inc. All other names and trademarks are the property of their respective owners.

                          FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, management's plans and objectives for future operations, and management's assessment of market factors, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, Red Hat's ability to effectively integrate the operations of Planning Technologies; Red Hat's ability to retain Planning Technologies' traditional customers; Planning Technologies' inexperience in offering professional consulting services to Linux customers; Red Hat's lack of experience in managing a large, geographically dispersed, professional services organization; reliance upon strategic relationships, management of growth, the possibility of undetected software errors, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures, the viability of the Internet, and other risks detailed in Red Hat's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's Web site at http://www.sec.gov.
                                              ------------------

For additional information:

Melissa London                     Bryan Scanlon/Dave Close
Red Hat, Inc.                      Schwartz Communications for Red Hat
(919) 547-0012                     (781) 684-0770
melissa@redhat.com                 redhat@schwartz-pr.com

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